                                                                      EXHIBIT 21


                SUBSIDIARIES OF ALARIS MEDICAL, INC.

                                              JURISDICTION OF
NAME                                           INCORPORATION
----                                          ---------------
ALARIS Medical Systems, Inc.                   Delaware
IVAC Overseas Holdings, Inc.                   Delaware
River Medical, Inc.                            Delaware
ALARIS Foreign Sales Corp.                     Barbados
ALARIS Medical Canada Ltd.                     Canada
ALARIS Medical Nordic, AB                      Sweden
IVAC Industries Limited                        United Kingdom
ALARIS Medical UK Limited                      United Kingdom
ALARIS Medical France, S.A.                    France
ALARIS Medical Deutschland, GmbH               Germany
ALARIS Medical Espana, S.L.                    Spain
IMED Ltd.                                      United Kingdom
ALARIS Medical Australia Pty Ltd.              Australia
IMED Holding Co. Ltd.                          British Virgin Islands
ALARIS Consent Corporation                     Delaware
Sistemas Medicos ALARIS, S.A. de CV            Mexico
ALARIS Medical Norway A/S                      Norway
ALARIS Medical Italia, S.P.A.                  Italy
ALARIS Medical Holland, BV                     Netherlands